Exhibit (c)(ii) Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Valuation Materials Underlying Fairness Opinion Project Orange October 10, 2022 PRELIMINARY AND CONFIDENTIAL DRAFT

Executive Summary • The Special Committee and, at the Special Committee’s direction, the Company and the Special Committee’s advisors have engaged with “Violet” in response to Violet’s inbound interest and proposal –Following inbound interest from Violet, the Board formed the Special Committee and engaged Morgan Stanley and Potter, Anderson & Corroon LLP as advisors to assist with its evaluation of a potential transaction with Violet and other potential bidders • After negotiations, both sides have indicated interest in moving forward with a transaction at $24.90 per share –10.3x AV / CY2023E Revenue Multiple –44% premium to unaffected share price of $17.30 as of 9/16/2022 • Outreach to 4 strategic parties and 12 financial sponsors pre-13D filing by Violet yielded no other bids –Post-13D filing by Violet, Morgan Stanley conducted additional outreach to certain parties from the total pool listed above. There were no expressions of interest from potential buyers that were contacted or any other potential bidders • The Board resolutions forming the Special Committee provided the Special Committee with broad powers to evaluate a transaction with Violet, as well as a transaction with other potentially interested buyers. The Board resolutions also provided the Special Committee with the “power to say no” and maintain the status quo • The Board resolutions forming the Special Committee indicated that the Company would not effectuate a “Specified Strategic Transaction” if it had not first been –Approved or recommended by the Special Committee, and –Approved by holders of a majority of the voting power of the outstanding shares of the Company held by disinterested stockholders as determined by the Special Committee PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley

Overview of Violet Proposal (1-4)

Summary of Proposal

Key Terms	Description
Price	• $24.90 per share
Form of Consideration	• All cash
Announcement Timing	• [10/10/2022, post-market close]
Rollover	• Rollover investment by Elephant and Founder • KKR in approval process of new investment, with existing equity as backstop should new investment not be approved
Treatment of Equity Awards at Closing	• Vested RSUs, PSUs and in-the-money vested options are cashed out • Out-of-the-money options are cancelled • Unvested RSUs, PSUs and in-the-money unvested options will be converted into a cash award and paid out in cash at the transaction price post-closing according to existing vesting schedules
Conditions to Close	• Stockholder approval (majority of minority - rollover shareholders will not be permitted to vote) • Regulatory / Antitrust approvals • No legal injunctions or restraints • Accuracy of reps and warranties subject to customary materiality standards • Material performance of covenants and obligations • Absence of a Material Adverse Effect, subject to customary exceptions
Superior Proposal Termination Right	• Under specified circumstances, Company may terminate agreement in order to accept a "Superior Proposal"
Termination Fees	• Company termination fee equal to 3.0% of equity value payable in specified circumstances including acceptance of Superior Proposal • Parent termination fee equal to 6.0% of equity value payable in the event Parent materially breaches the agreement or fails to close the transaction after satisfaction of all closing conditions

Transaction Summary

$MM, except per share prices and where noted

		Unaffected Date (9/16/2022)	Current Proposal
Share Price ($)		**$17.30**	**$24.90**
(x) Fully Diluted Shares (MM)		185.0	185.4
Fully Diluted Equity Value		**$3,200**	**$4,616**
(+) Debt		0	0
(-) Cash		(344)	(344)
Fully Diluted Aggregate Value		**$2,856**	**$4,272**
CY2023E Revenue Multiple	**Metric**		
Street	416	6.9x	10.3x
Management Plan	440	6.5x	9.7x
CY2023E P/LFCF Multiple	**Metric**		
Street	104	30.7x	44.2x
Management Plan	107	29.8x	43.0x
Implied Price Premia			
Unaffected Spot (9/16/2022) ($17.30)		0%	44%
Unaffected 30-Day Average ($19.10)		(9%)	30%

Notes

1. Provided herein are brief summaries of complex provisions. Company and Special Committee counsel provide a full review of Merger Agreement and related documents. This is a summary of only certain selected proposed transaction terms, as set forth in the draft Merger Agreement dated October 10, 2022 and is not a complete description of proposed transaction terms. Terms may change given ongoing negotiations
2. Market data as of 10/7/2022
3. Management Plan provided by management on 8/12/2022
4. Aggregate value and equity value calculations based on standalone Orange valuation and do not reflect any capitalization effects resulting from change of control. For detailed Orange capitalization, please refer to pg. 21

PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

(1) Summary of Certain Transaction Terms Per Draft Merger Agreement Dated October 10, 2022 Structure • One-step reverse triangular merger, with the Company becoming a wholly-owned subsidiary of Violet’s purchasing entity Support • Violet, Elephant, KKR and Stu Sjouwerman to enter into support agreements Agreement / • Elephant and Stu Sjouwerman to contribute a portion of the shares of Company common stock held by them to the purchasing entity • KKR in approval process of new investment, with existing equity as backstop should new investment not be approved Rollover • RSUs: (i) vested RSUs are cashed-out; (ii) unvested RSUs are converted into a cash award and cashed-out at the per share price following the closing subject to existing vesting provisions Treatment of • PSUs: (i) vested PSUs are cashed-out; (ii) unvested PSUs are converted into a cash award and cashed-out at the per share price following the closing subject Equity to existing time-based vesting provisions with performance-based vesting conditions deemed achieved at 100% of target Awards • Options: (i) vested, outstanding, and unexercised options that are in-the-money are cashed-out (less the exercise price); (ii) out-of-the-money options are cancelled; (iii) unvested options are assumed by the purchasing entity and cashed-out at the per share price (less exercise price) following the closing subject to existing vesting provisions No-Shop / • Customary “fiduciary out” permitting the Company to: Fiduciary Out • Terminate the merger agreement to accept a Superior Proposal, subject to the terms and conditions in the Merger Agreement, including payment of the Provisions Company termination fee • Make a Recommendation Change regarding an intervening, subject to the terms and conditions in the Merger Agreement Regulatory • HSR approval required and other agreed-upon government entity regulatory approvals Key • Stockholder approval (majority of minority) Conditions to • Regulatory / Antitrust approvals Close • No legal injunctions or restraints • Accuracy of reps and warranties subject to customary materiality standards • Material performance of covenants and obligations • Absence of a Material Adverse Effect, subject to customary exceptions • Mutual: (i) mutual written agreement; (ii) permanent injunction or other judgment of restraint; (iii) after the Termination Date; (iv) failure to obtain stockholder Termination approval Events • By Parent: (i) uncured breach by Company of reps and warranties or covenants that would cause closing condition failure; (ii) Company Recommendation Change • By Company: (i) uncured breach by Parent of reps and warranties or covenants that would cause closing condition failure; (ii) to enter into agreement to effect Superior Proposal after paying the Termination Fee; (iii) failure of Parent to close the deal after closing conditions have been met • Company termination fee equal to 3.0% of equity value payable in specified circumstances including acceptance of Superior Proposal Termination • Parent termination fee equal to 6.0% of equity value payable if Parent fails to close transaction after satisfaction of all closing conditions (including as a result of (2) the failure of Parent’s debt financing) Fees Notes 1. Provided herein are brief summaries of complex provisions. Company counsel to provide a full review of Merger Agreement and related documents. This is a summary of only certain selected proposed transaction terms, as set forth in the Draft Merger Agreement dated October 10, 2022 and is not intended to be a complete description of proposed transaction terms. Terms likely to change due to ongoing negotiations. 2. For the purposes of calculating termination fees, equity value is calculated by multiplying the offer price by the fully diluted shares outstanding (with application of the treasury stock method for dilutive securities) PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4

Strategic Rationale • 44% premium to unaffected price ($17.30) as of 9/16/2022 (1) ‒ Above 30% median premium • Fulsome process suggests there’s not a higher bid available • High degree of closing certainty • Ability to accept a Superior Proposal under certain circumstances • Adverse impact on Orange’s business operations, competitive positioning and share price if merger not completed in a timely manner • Termination fee requirement in case of merger not reaching completion • Tax liability created by all-cash transaction for US-based Orange shareholders • Disruption to business schedule of senior executives due to merger activities and its potential to adversely impact firm performance • Share price and resulting value impact in case of merger not reaching completion Notes 1. Based on $1Bn+ Aggregate Value software transaction since 2014 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 5 Risks of Merger Reasons for Merger

Morgan Stanley

Shareholder Voting Analysis (Majority of the Disinterested Parties)

- Assumes current Class A and Class B shareholders hold their shares through to the shareholder vote
- Assumes rollover / new investment current shareholders are prohibited from voting (i.e. Vista, KKR, Elephant, Stu Sjouwerman)
- Assumes no RSU or Option holders exercise and convert into Class A or B shares and vote

Top 10 Aggregate Voting Power Shareholders (Non-Board Members / Insiders)

	Class A	Class B		Total (A+B)			
Shareholder	**Class A Shares Held**	**Class B Shares Held**	**Voting Power**	**Aggregate Voting Power**	**Aggregate Voting Power %**	**Economic Ownership**	**Economic Ownership %** [1]
Kevin Mitnick	2.5	4.9	49.0	51.5	31%	7.4	4%
Legacy Marlin Holdings	-	1.2	12.5	12.5	7%	1.2	1%
RadWit Inc	-	1.2	11.9	11.9	7%	1.2	1%
Sanabil Private Equity Investments Company	-	0.8	8.3	8.3	5%	0.8	0%
Voya Financial, Inc.	5.7	-	-	5.7	3%	5.7	3%
Invesco Ltd.	4.9	-	-	4.9	3%	4.9	3%
FMR LLC	4.9	-	-	4.9	3%	4.9	3%
BlackRock Institutional Trust Company NA	4.7	-	-	4.7	3%	4.7	3%
Eventide Asset Management, LLC	4.2	-	-	4.2	3%	4.2	2%
The Vanguard Group	3.4	-	-	3.4	2%	3.4	2%
Other Common Shareholders Excl. Affiliated	53.4	0.2	1.7	55.0	33%	147.0	79%
Totals	**83.6**	**8.3**	**83.3**	**166.9**	**100%**	**185.4**	**100%**

Board Member / Insider Assumed Voting Power

	Class A	Class B	Total (A+B)			
Shareholder	**Class A Shares Held and RSU**	**Outstanding Vested Options Convertible Into Shares of Class B**	***Potential Aggregate Voting Power***	***Potential Aggregate Voting Power %*** [2]	**Economic Ownership**	**Economic Ownership %** [1]
Krish Venkataraman	0.2	-	*0.2*	*0%*	0.2	0%
Lars Letonoff	0.8	-	*0.8*	*1%*	0.8	0%
Kevin Klausmeyer	-	-	*0.0*	*0%*	0.0	0%
Gerhard Watzinger	-	0.7	*7.0*	*4%*	0.7	0%
Kara Wilson	-	0.7	*7.0*	*4%*	0.7	0%
Total Additional Votes	**0.8**	**1.4**	***15.0***	***9%***	**2.4**	**1%**

Current Shareholders Assumed Conflicted For the Vote

	Class A	Class B		Total (A+B)			
Shareholder	**Class A Shares Held**	**Class B Shares Held**	**Voting Power**	**Aggregate Voting Power**	**Aggregate Voting Power %**	**Economic Ownership**	**Economic Ownership %** [1]
Emerald	-	37.1				37.1	20%
Khaki	-	26.1				26.1	14%
Violet	1.9	14.6				16.4	9%
Stu Sjouwerman	0.1	4.4				4.5	2%
Totals	**2.0**	**82.1**				**84.1**	**45%**

Notes
1. Economic ownership calculated off of fully diluted share count of 185.4M inclusive of affiliated shares
2. Assumes Total Potential Diluted Aggregate Voting Power of 166.9MM votes

7

Progress Summary Contacted / NDA & Initial *** Discussed Management Started Presentation Additional 4 Diligence Sent IOI 0 Sent Final Bid 0 0 0 Sponsor Owned 13 3 1 1 16 Passed / Not Engaged Notes: 1. Thoma Bravo signed NDA but has not held an Initial Management Presentation PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 8 Sponsors Strategics

***

Q32022 Financial Update Street Management Preliminary Flash Estimates Model Estimates Actual Bookings $111 $105-$108 $107 New Business $45 $40-$42 $40 Renewal Add-On / Upgrade $66 $65-$66 $67 Revenue $86 $87 $86 +/- $0.2 $86 ARR $346 $345-$347 $347 Ending Cash $349 $343 $344 FCF Margin 28% 39% 31%+ Notes 1. Street Estimates per Capital IQ as of 10/7/2022 2. Management model received 8/12/2022; Estimates provided by Management on 9/22/2022; Preliminary Flash Actual provided on 10/05/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 11

Morgan Stanley

Illustrative Valuation Matrix

$MM other than per share data, unless otherwise noted

							Street Case				Management Case			
		Premium / (Discount) To			Fully Diluted	Agg. Value	AV / Revenue		P / FCF		AV / Revenue		P / FCF	
	Price	Unaffected	30-Day Avg.	52 Wk. High	EV		CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E
	Metric	$17.30	$19.10	$27.40	$3,200	$2,856	$334	$416	$80	$104	$336	$440	$92	$107
	Growth Rate / Margin						*36%*	*25%*	*24%*	*25%*	*36%*	*31%*	*28%*	*24%*
Unaffected	$17.30	0%	(9%)	(37%)	$3,200	$2,856	8.6x	6.9x	40x	31x	8.5x	6.5x	35x	30x
	$22.00	27%	15%	(20%)	$4,076	$3,732	11.2x	9.0x	51x	39x	11.1x	8.5x	44x	38x
	$23.00	33%	20%	(16%)	$4,262	$3,918	11.7x	9.4x	53x	41x	11.7x	8.9x	46x	40x
Violet IOI	$24.00	39%	26%	(12%)	$4,449	$4,105	12.3x	9.9x	56x	43x	12.2x	9.3x	48x	41x
	$24.25	40%	27%	(11%)	$4,495	$4,151	12.4x	10.0x	56x	43x	12.4x	9.4x	49x	42x
	$24.50	42%	28%	(11%)	$4,542	$4,198	12.6x	10.1x	57x	44x	12.5x	9.5x	49x	42x
Violet Revised IOI 1	$24.60	42%	29%	(10%)	$4,561	$4,217	12.6x	10.1x	57x	44x	12.6x	9.6x	49x	42x
Violet Revised IOI 2	$24.80	43%	30%	(9%)	$4,598	$4,254	12.7x	10.2x	58x	44x	12.7x	9.7x	50x	43x
Current Proposal	$24.90	44%	30%	(9%)	$4,616	$4,272	12.8x	10.3x	58x	44x	12.7x	9.7x	50x	43x
	$25.00	45%	31%	(9%)	$4,635	$4,291	12.9x	10.3x	58x	44x	12.8x	9.7x	50x	43x
Orange Counter Proposal 2	$25.75	49%	35%	(6%)	$4,775	$4,431	13.3x	10.7x	60x	46x	13.2x	10.1x	52x	44x
	$26.00	50%	36%	(5%)	$4,821	$4,477	13.4x	10.8x	60x	46x	13.3x	10.2x	52x	45x
Orange Counter Proposal 1	$26.50	53%	39%	(3%)	$4,915	$4,571	13.7x	11.0x	62x	47x	13.6x	10.4x	53x	46x

Source: CapIQ, Thomson Consensus

Notes

1. Market data and consensus estimates as of unaffected share price date 9/16/2022
2. FCF defined as operating cash flow less capital expenditures

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

12

Morgan Stanley

Orange Comparable Company Operational Benchmarking (1)

CY2023E Orange Market Data as of Unaffected Date 9/16/2022; Comparables as of 10/07/2022

CY2023E Revenue Growth (%)


Management 31
Street 25
Sprout Social 31
ZoomInfo 30
Asana 29
Smartsheet 29
Atlassian 28
Hubspot 25
PagerDuty 24
Jamf 23
DocuSign 10
Crowdstr ke 37
Zscaler 32
Okta 28
Rapid7 21
Tenable 21
Qualys 17

CY2023E Adj. EBITDA Margin (%)


Management 17
Street 17
ZoomInfo 44
Jamf 22
DocuSign 20
Atlassian 19
Hubspot 11
PagerDuty 3
Sprout Social (0)
Smartsheet (1)
Asana (31)
Qualys 40
Crowdstrike 20
Zscaler 16
Tenable 12
Rapid7 9
Okta 0

CY2023E Free Cash Flow Margin (%)(2)


Street 25
Management 24
ZoomInfo 37
Atlassian 19
DocuSign 18
Jamf 18
Hubspot 14
PagerDuty 9
Sprout Social 5
Smartsheet 3
Asana (18)
Qualys 36
Crowdstrike 32
Zscaler 23
Tenable 17
Rapid7 11
Okta 7

CY2023E Rule of (%)(3)


Management 56
Street 50
ZoomInfo 67
Atlassian 48
Jamf 40
Hubspot 38
Sprout Social 36
PagerDuty 33
Smartsheet 32
DocuSign 28
Asana 12
Crowdstrike 69
Zscaler 55
Qualys 53
Tenable 38
Okta 35
Rapid7 32

Orange Estimates | High Growth Software | High Growth Security

Source: Capital IQ, Thomson Consensus, Company Management

Notes
1. Market data and consensus estimates for comparables as of 10/7/2022; Orange market data and consensus estimates as of unaffected date 9/16/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Free cash flow calculated as operating cash flow less capital expenditures
4. Rule of defined as the sum of revenue growth and free cash flow margin

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

16

Morgan Stanley

2 Discounted Equity Value – Based on CY2025E LFCF

Street and Management Cases; Value at 12/31/2024 Discounted to 10/7/2022 (1)(2)(4)

$MM, Except Where Noted

	Street Case	Management Case	Street Case	Management Case
2025E Revenue	584	697		
2025E FCF	143	208		
2025E FCF Margin	*24.4%*	*29.8%*		
2025E Multiple	35.0x	35.0x		
Implied Future Equity Value	**$4,994**	**$7,284**		
Current FDSO	185.1	185.1		
Annual Basic Share Increase (5)	0.8%	0.9%		
Future FDSO	189.5	190.8		
Future Price per Share	$26.36	$38.18		
Cost of Equity (Ke)			12.7%	12.7%
Discount Period (Years)			2.23	2.23
Price Per Share NPV			**$20.16**	**$29.21**

	Implied Fully-Diluted Future Share Price (at Dec 2024) (3)			Discounted Fully-Diluted Future Share Price	
	Street Case	**Management Case**		**Street Case**	**Management Case**
	CY2025E LFCF, Margin				
P / NTM Multiple	**$143** **24%**	**$208** **30%**			
30.0x	$22.61	$32.74	Discounted 2.2 Years at 12.7% Cost of Equity	$17.30	$25.05
35.0x	$26.36	$38.18		$20.16	$29.21
40.0x	$30.10	$43.62		$23.03	$33.37
45.0x	$33.85	$49.05		$25.89	$37.52

Unaffected NTM Multiple 32.6x @$17.30

Final Bid NTM Multiple 47.0x @$24.90

Notes
1. Market data and consensus as of 9/16/2022; Discounted to 10/7/2022
2. Management reflects forecast provided by Management on 8/12/2022
3. Cost of equity of 12.7% based on 1.49 Barra beta as of 9/16/2022, 3.8% risk-free rate and 6.0% market risk premium
4. Current FDSO based on implied share price; represents annualized increase in basic shares through 12/31/2023
5. Share creep calculated based on projected cumulative SBC divided by current share price to determine CAGR over the period 2022 to 2025

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

19

3 Long Term Orange Financial Profile (1)(2) $MM, unless otherwise noted Extrapolations reviewed and approved by management Terminal CY19A CY20A CY21A CY22E CY23E CY24E CY25E CY26E CY27E CY28E CY29E CY30E CY31E CY32E Year Select DCF Input Financials Revenue 121 175 246 336 440 555 697 854 1,020 1,186 1,344 1,480 1,585 1,649 1,706 % Revenue Growth 45% 41% 36% 31% 26% 26% 22% 19% 16% 13% 10% 7% 4% 3% Adj. EBITDA 1 16 42 49 75 132 213 282 360 447 537 612 676 725 751 Margin % 1% 9% 17% 15% 17% 24% 31% 33% 35% 38% 40% 41% 43% 44% 44% D & A 8 12 14 14 16 21 25 26 31 36 40 44 48 49 51 % of Revenue 7% 7% 6% 4% 4% 4% 4% 3% 3% 3% 3% 3% 3% 3% 3% CapEx + Capitalized Content (17) (13) (12) (21) (25) (18) (20) (26) (31) (36) (40) (44) (48) (49) (51) % of Revenue 14% 8% 5% 6% 6% 3% 3% 3% 3% 3% 3% 3% 3% 3% 3% SBC (118) (5) (18) (26) (39) (42) (42) (43) (51) (59) (67) (74) (79) (82) (85) % of Revenue 98% 3% 8% 8% 9% 8% 6% 5% 5% 5% 5% 5% 5% 5% 5% Cash Taxes 0 0 (1) (1) (5) (25) (44) (53) (70) (88) (107) (123) (137) (148) (154) Rate % 5% 54% 8% 8% 25% 36% 30% 25% 25% 25% 25% 25% 25% 25% 25% Change in NWC 35 35 50 64 65 69 63 78 83 83 79 68 52 32 29 % Change in Revenue 64% 71% 72% 62% 60% 44% 50% 50% 50% 50% 50% 50% 50% 50% uFCF (99) 32 61 66 71 116 171 238 292 347 401 438 465 477 490 % of Revenue (82%) 18% 25% 20% 16% 21% 24% 28% 29% 29% 30% 30% 29% 29% 29% EBITDA % - uFCF % 83% (9%) (8%) (5%) 1% 3% 6% 5% 7% 8% 10% 12% 13% 15% 15% Notes 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 20

3 Discounted Cash Flow Analysis Preliminary Discounted Cash Flow Analysis $MM Discounted Cash Flow Analysis Perpetuity Growth Rate 3.0% 3.5% 4.0% Discount Rate 13.7% 12.7% 11.7% 13.7% 12.7% 11.7% 13.7% 12.7% 11.7% Implied Valuation NPV of UFCF 1,408 1,479 1,554 1,408 1,479 1,554 1,408 1,479 1,554 FV of Terminal Value 4,694 5,175 5,767 4,947 5,482 6,147 5,226 5,823 6,575 PV of Terminal Value 1,381 1,656 2,009 1,456 1,754 2,141 1,538 1,863 2,290 Aggregate Value 2,789 3,135 3,562 2,864 3,233 3,695 2,946 3,342 3,844 Net Cash 344 344 344 344 344 344 344 344 344 Equity Value 3,133 3,479 3,906 3,208 3,577 4,039 3,290 3,686 4,188 FDSO 184.9 185.1 185.2 185.0 185 1 185.3 185.0 185.1 185.3 Price / Share $16.94 $18.80 $21.09 $17.34 $19.32 $21.80 $17.78 $19.91 $22.60 % Premium / (Discount) to Unaffected (2%) 9% 22% 0% 12% 26% 3% 15% 31% % of Aggregate Value UFCF 50% 47% 44% 49% 46% 42% 48% 44% 40% Terminal Value 50% 53% 56% 51% 54% 58% 52% 56% 60% Implied Terminal EBITDA Multiple 6.3x 6.9x 7.7x 6.6x 7.3x 8.2x 7.0x 7.8x 8.8x Implied Exit FCF Multiple (P/LFCF) 10.3x 11.3x 12.5x 10.8x 11.9x 13.3x 11.4x 12.6x 14.1x (2)(5) (2)(3) (4)(5) Share Price Sensitivity Implied Exit Multiples Revenue and FCF Sensitivity $/Share, Growth declines to 4% by 2032; EBITDA margin X, Growth declines to 4% by 2032; EBITDA margin $/Share, FY2032 Revenue Growth (linear decline from increases to 44% increases to 44%; Assumes 12.7% WACC FY2026) 2032 Revenue Growth WACC Multiple 2% 4% 8% 12% 16% AV / Revenue AV / EBITDA AV / FCF 13.7% 13.2% 12.7% 12.2% 11.7% 34% $14.39 $15.14 $16.76 $18.56 $20.56 2.5% 2.9x 6.5x 10.0x 2.5% $16.58 $17.41 $18.32 $19.33 $20.46 39% $16.36 $17.23 $19.11 $21.19 $23.51 3.0% 3.0x 6.9x 10.6x 3.0% $16.94 $17.82 $18.80 $19.88 $21.09 44% $18.34 $19.32 $21.45 $23.82 $26.45 3.5% $17.34 $18.28 $19.32 $20.49 $21.80 3.5% 3.2x 7.3x 11.2x 49% $20.31 $21.41 $23.80 $26.46 $29.40 4.0% $17.78 $18.79 $19.91 $21.17 $22.60 4.0% 3.4x 7.8x 11.9x 4.5% $18.27 $19.35 $20.57 $21.94 $23.51 4.5% 3.6x 8.3x 12.7x 54% $22.29 $23.51 $26.15 $29.09 $32.34 Notes Range from Football Field (p. 15) 1. Management case through to FY2025 reflects forecasts provided by Management on 8/12/2022 2. Extrapolations were reviewed and approved by Management on 9/1/2022 3. Calculated as implied exited aggregate value divided by relevant perpetual operating metric 4. Table assumes 12.7% WACC and 3.5% PGR; Barra Beta as of 9/16/2022 5. FDSO based on basic share count and dilutive securities schedule per Orange Management as of 9/30/2022 6. CY2023E NPV of uFCF stubbed for mid-year PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 21 PGR PGR Terminal EBITDA Margin

Morgan Stanley

6 Broker Estimates for Orange

Select Analyst Estimates and Targets [1][2]

$MM, except per share data

Following Q2'22 Earnings Announcement, broker price targets range decreased from $19-$29

						Revenue			Gross Margin			Adj. EBITDA			Free Cash Flow		
Broker	Date of Report	Rating	Current Price Target	Price Target Methodology	Valuation Methodology	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E	CY22E	CY23E	CY24E
Cowen	8/4/2022	Outperform	28.00	~12x CY2023E AV / Revenue	AV / FCF	$335	$415	-	87%	87%	-	-	-	-	$87	$123	-
Truist	8/4/2022	Buy	28.00	DCF (20x CY2032 FCF TV)	AV / FCF, DCF	$334	$424	-	86%	85%	-	$54	$59	-	$81	$98	-
Piper Sandler	8/4/2022	Overweight	25.00	DCF (25x CY2026E FCF)	AV / FCF, DCF	$334	$421	-	87%	85%	-	-	-	-	$83	$114	-
Canaccord	8/4/2022	Buy	25.00	~40x CY2023E AV / FCF	AV / Revenue, AV / FCF	$334	$421	-	87%	87%	-	-	-	-	$80	$105	-
Stephens	8/4/2022	Overweight	25.00	10x CY2023E AV / Revenue	AV / Revenue	$334	$422	$515	88%	87%	87%	$53	$72	$98	$81	$114	-
Needham	8/4/2022	Buy	24.00	9.7x AV / CY2023E Revenue	AV / Revenue	$334	$415	$507	87%	87%	87%	-	-	-	$80	$107	$133
Goldman Sachs	8/4/2022	Buy	22.00	85% 7 5x AV / Revenue; 15% Strategic Ppaids	AV / Revenue	$332	$412	$492	86%	85%	85%	$46	$65	$90	$64	$106	$146
Morgan Stanley	8/4/2022	Equal Weight	21.00	25x CY2027E AV/FCF	AV / FCF	$333	$413	$502	86%	86%	87%	$46	$60	$93	$85	$84	$115
Bank of America	8/4/2022	Buy	20.00	7x CY2023E AV / Revenue	AV / Revenue	$334	$420	$521	87%	85%	85%	$57	$72	$97	$79	$98	$110
Citi	8/5/2022	Neutral	20.00	8 0x CY2023E AV / Revenue	AV / Revenue	$334	$394	$484	83%	78%	78%	$52	$63	$79	$84	$98	$126
UBS	8/4/2022	Neutral	19.00	8 0x CY2023E AV / Revenue	AV / Revenue	$333	$407	$475	87%	87%	88%	$60	$75	$89	$82	$95	$109
Mean			**$23.36**			**$334**	**$415**	**$499**	**87%**	**85%**	**85%**	**$53**	**$66**	**$91**	**$81**	**$104**	**$123**
Median			**$24.00**			**$334**	**$415**	**$502**	**87%**	**86%**	**87%**	**$53**	**$65**	**$92**	**$81**	**$105**	**$121**

Post earnings, median CY22 revenue estimates increased from $332; CY23 estimates decreased from $417

Notes
1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022
2. Broker research from prior to the unaffected date of 9/16/2022

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

24

APPENDIX Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 25

Orange Capitalization Summary and Aggregate Value Build (1)(2)(3) $MM, Except Where Noted Unaffected Spot Final Bid Share Price ($) $17.30 $24.90 Basic Total Shares Outstanding (#MM) 176.1 176.1 Shares Weighted Avg Diluted Shares Outstanding Diluted Shares Outstanding Dilutive Instruments (Vested) (#MM) Strike Price ($) (#MM) (#MM) RSUs Outstanding 0.00 $0.00 0.00 0.00 Options Outstanding 5.85 $2.81 4.90 5.19 Total 4.90 5.19 Diluted Shares Outstanding ($MM) - Excluding Unvested 181.0 181.2 Vested Equity Value Funded Upfront $3,130 $4,513 Shares Weighted Avg Diluted Shares Outstanding Diluted Shares Outstanding Dilutive Instruments (Unvested) (#MM) Strike Price ($) (#MM) (#MM) RSUs Outstanding 2.69 $0.00 2.69 2.69 $103MM of Unvested Options Outstanding 1.80 $4.69 1.32 1.46 Equity Value Total 4.01 4.16 Fully Diluted Shares Outstanding (#MM) 185.0 185.4 Fully Diluted Equity Value $3,200 $4,616 (+) Debt Principal $0 $0 (-) Cash ($344) ($344) Fully Diluted Aggregate Value $2,856 $4,272 Notes 1. Market data as of 9/16/2022 2. Debt balance, options, and RSUs as of 9/30/2022 per Orange Management 3. Assumes $344MM Cash and 176.1MM basic shares outstanding as of 9/30/2022 per Orange Management PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 26

WACC Calculation (1)(2) (1) Predicted Beta Orange WACC Analysis 1.6 WACC Calculation 1.5 Low Base High 1.4 Market Risk Premium 6.0% 6.0% 6.0% (2) 1.3 Barra Predicted Beta 1.49 1.49 1.49 1.2 Risk Free Rate - 10-Year Spot as of 10/07/22 3.8% 3.8% 3.8% Sensitivity Adjustment (1.0%) 0.0% 1.0% 1.1 Cost of Equity 11.7% 12.7% 13.7% 1 Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt - - - Tax Rate 25% 25% 25% After-Tax Cost of Debt - - - Total Debt / Total Capitalization - - - WACC 11.7% 12.7% 13.7% Notes 1. Market data as of 10/7/2022 2. Barra Beta per Capital IQ as of 9/16/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT REFERENCE MATERIALS 27 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jun-22 Oct-22

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